                                                                   EXHIBIT 99.1

                                                                  PRESS RELEASE
                                                          FOR IMMEDIATE RELEASE

                                                       For Further Information:
                                                            Contact:  Jim Stark
                                                   Director, Investor Relations
                                                                 (402) 479-8306

                  TRANSCRYPT REPORTS FOURTH QUARTER LOSS -
        ACCRUES $10 MILLION SPECIAL PROVISION FOR CLASS ACTION LAWSUITS

LINCOLN, NEBRASKA, FEBRUARY 22, 1999 -- Transcrypt International, Inc. (OTC bulletin board: TRII) today announced revenues of $11.9 million for the quarter ended December 31, 1998 compared to revenues of $20.6 million for the quarter ended December 31, 1997, a decrease of 42.4%. For the year ended December 31, 1998, revenues were $62.0 million compared to revenues of $40.4 million for the year ended December 31, 1997. The 53.5% increase in revenues, on a year over year basis, was due primarily to revenues generated by the Company's subsidiary,
E. F. Johnson Company ("EFJ"), which was acquired on July 31, 1997.

The loss for the quarter ended December 31, 1998 was $14.7 million, or $1.13 per share compared to a net income of $725,000 or $0.06 per share for the comparable period in 1997. The fourth quarter loss includes a special provision of $10.0 million relating to the federal and state class action lawsuits pending in Nebraska against the Company and certain of its current and former officers. As previously reported, the Company is in ongoing settlement discussions regarding these lawsuits. While no settlement agreement has been reached, the $10.0 million special provision is the Company's best estimate of the amount that would be necessary for the Company to contribute to settle the class actions. The Company would anticipate satisfying any settlement by issuing shares of common stock to the class members rather than using its cash reserves. Despite the taking of the special provision, the Company can give no assurances whether any settlement can be reached, what would be the terms of any settlement or whether the Company would be required to contribute more than $10.0 million.

The loss for the year ended December 31, 1998 was $22.3 million or $1.72 per share compared to a loss of $10.9 million or $1.09 per share for the year ended December 31, 1997. In addition to the $10.0 million special provision, during the year ended December 31, 1998, the Company incurred a charge of $1.2 million for restructuring the workforce and incurred legal, audit and severance expenses of $3.0 million associated with the Company's restatement of its financial statements, the audit committee investigation, class action lawsuits and SEC investigation. During the year ended December 31, 1997, the Company incurred a charge of $9.8 million for in-process research and development cost in connection with its acquisition of EFJ.

                                   ---MORE---

The gross margin in the fourth quarter of 1998 was 16.3%, down from the 21.7% reported in the third quarter of 1998. Sales volume, mix of sales and the cost related to fixing troubled contracts inherited with the acquisition of EFJ, adversely impacted the gross margin for the fourth quarter of 1998. No provision was made for future tax benefits in connection with the loss in the quarter ending December 31, 1998. The Company currently has deferred tax assets of $12.4 million.

Transcrypt Chairman and interim Chief Executive Officer John T. Connor said, "Our sales were below expectations as our system sales backlog did not build as we had anticipated through the end of the year. We are encouraged that our loss from operations has continued to decline each of the last three quarters of 1998."

"Our focus is clearly on growing our sales", said Ed Osborn, Chief Operating Officer for Transcrypt. "We have spent a large amount of resources during the last six months of 1998 fixing the troubled systems we inherited with the acquisition of EFJ. I am pleased to report that most of these systems are meeting our customers' expectations, which have resulted in several of these customers ordering additional equipment to expand their systems."

At the end of 1998, the Company had $20.3 million in cash and cash equivalents as compared to $20.5 million at the end of the third quarter of 1998. Of this amount, $10.0 million is pledged as collateral on the Company's revolving line of credit. Subsequent to the year ended December 31, 1998, the Company has also pledged cash collateral of $2.8 million as additional security on its long-term indebtedness. $2.6 million of long-term debt was reclassified to a current liability on the Company's balance sheet at December 31,1998 pending the Company's efforts to refinance the debt.

Transcrypt International, Inc., manufactures information security products that prevent the unauthorized interception on sensitive voice and data communication and also designs, develops, manufactures and markets stationary land mobile radio transmitters/receivers and mobile and portable radios.

  CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995. THESE FORWARD LOOKING STATEMENTS RELATE TO THE COMPANY'S EFFORTS TO SETTLE THE PENDING FEDERAL AND STATE CLASS ACTION LAWSUITS AND ITS ABILITY
   TO GENERATE POSITIVE SALES GROWTH. THESE FORWARD LOOKING STATEMENTS ARE
    SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL
     RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED, SUGGESTED OR IMPLIED BY THE FORWARD LOOKING STATEMENTS DUE TO THE
   NUMBER OF RISK FACTORS INCLUDING, BUT NOT LIMITED TO, THE COMPANY MAY NOT
     BE ABLE TO SETTLE THE PENDING CLASS ACTION LAWSUITS, ANY RESOLUTION
 OF THE CLASS ACTION LAWSUITS MAY REQUIRE THE COMPANY TO RECORD A LIABILITY
     IN EXCESS OF $10.0 MILLION AND TO SATISFY ANY SUCH OBLIGATION WITH A
  FORM OF CONSIDERATION IN ADDITION TO COMMON STOCK AND OTHER RISKS DETAILED
   IN THE COMPANY'S REPORTS FILED WITH THE SECURITIES & EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997.

                                   ---MORE---

TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 1998 and December 31, 1997
(in thousands)

                   ASSETS                     (unaudited)       (audited)
                                              DECEMBER 31,     DECEMBER 31,
                                                 1998             1997
                                             -------------     ------------
Current assets:
  Cash and cash equivalents                   $  20,262         $  15,384
  Investments                                        --            15,900
  Accounts receivable, net                        9,287            16,008
  Receivables - other                               605               785
  Cost in excess of billings on
   uncompleted contracts                          1,216               942
  Inventory                                      13,907            18,363
  Income tax recoverable                             --             1,065
  Prepaid expenses                                  552               478
  Deferred tax assets                             5,157             3,523
                                              ---------         ---------
   Total current assets                          50,986            72,448
Property, plant and equipment, net               11,885            11,261
Deferred tax assets                               7,219             4,504
Intangible assets, net of accumulated
amortization                                     16,711            18,029
Other assets                                        411               452
                                              ---------         ---------
                                              $  87,212         $ 106,694
                                              =========         =========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit                    $   7,426         $      --
  Current portion of long-term debt               2,732             2,545
  Accounts payable                                2,620             9,305
  Billings in excess of cost on
   uncompleted contracts                          4,541             6,696
  Deferred revenue                                1,140             1,743
  Accrued expenses                                5,101             7,323
  Provision for litigation settlement            10,000                --
                                              ---------         ---------
    Total current liabilities                    33,560            27,612
Long-term debt, net of current portion                6             2,758
Deferred revenue                                    550               934
                                              ---------         ---------
                                                 34,116            31,304
                                              ---------         ---------

Stockholders' equity:
  Common stock                                      129               129
  Additional paid-in capital                     90,315            90,315
  Accumulated deficit                           (37,348)          (15,054)
                                              ---------         ---------
                                                 53,096            75,390
                                              ---------         ---------
                                              $  87,212         $ 106,694
                                              =========         =========

                                   ---MORE----

TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 31, 1998 and 1997
(in thousands, except share and per share data) (unaudited)

                                                      THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                         December 31,                           December 31,
                                                ------------------------------         ------------------------------
                                                    1998              1997                 1998              1997
                                                ------------      ------------         ------------      ------------
Revenues                                        $     11,851      $     20,568         $     62,041      $     40,423
Cost of sales                                          9,922            12,984               44,905            26,106
                                                ------------      ------------         ------------      ------------
    Gross profit                                       1,929             7,584               17,136            14,317
                                                ------------      ------------         ------------      ------------
Operating expenses:
  Research and development                             1,897             1,855                8,812             4,469
  In-process research and development                     --                --                   --             9,828
  Sales and marketing                                  2,285             2,997               11,476             7,031
  General and administrative                           2,671             1,841               12,529             4,711
  Restructuring charge                                    --                --                1,230                --
  Provision for litigation settlement                 10,000                --               10,000                --
                                                ------------      ------------         ------------      ------------
    Total operating expenses                          16,853             6,693               44,047            26,039
                                                ------------      ------------         ------------      ------------

    Income (loss) from operations                    (14,924)              891              (26,911)          (11,722)

Other income (expense)                                   165                18                   46                18
Interest income                                          255               438                1,304               874
Interest expense                                        (166)             (215)                (649)             (643)
                                                ------------      ------------         ------------      ------------
    Income (loss) before income taxes                (14,670)            1,132              (26,210)          (11,473)
Income tax provision (benefit)                            --               407               (3,916)             (524)
                                                ------------      ------------         ------------      ------------
      Net income(loss)                          $    (14,670)     $        725         $    (22,294)     $    (10,949)
                                                ============      ============         ============      ============

Net Income (loss) per share - Basic             $      (1.13)     $       0.06         $      (1.72)     $      (1.09)
                                                ============      ============         ============      ============
Net Income (loss) per share - Diluted           $      (1.13)     $       0.06         $      (1.72)     $      (1.09)
                                                ============      ============         ============      ============
Weighted average common shares - Basic            12,946,624        12,361,944           12,946,624        10,056,690
                                                ============      ============         ============      ============
Weighted average common shares - Diluted          12,946,624        13,103,404           12,946,624        10,056,690
                                                ============      ============         ============      ============

                                       ###